                                                                Exhibit (99)-2





                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549




                           ------------------------

          Financial statements and schedules furnished in lieu of the


                                  FORM 11-K


                                 Annual Report


                       Pursuant to Rule 15d-21 under the
                        Securities Exchange Act of 1934

                           ------------------------


For the fiscal year ended December 31, 1995


     A. Full title of the Plan and the address of the Plan, if different from that of the issuer named below:


                       WISCONSIN ELECTRIC POWER COMPANY
                       REPRESENTED EMPLOYEE SAVINGS PLAN


     B. Name of issuer of the securities held pursuant to the Plan and the address of its principal executive office:



                         WISCONSIN ENERGY CORPORATION
                           231 West Michigan Street
                                 P.O. Box 2949
                          Milwaukee, Wisconsin  53201

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Administrator has duly caused this annual report to be signed by the undersigned thereunto duly authorized.



                                            WISCONSIN ELECTRIC POWER COMPANY
                                            REPRESENTED EMPLOYEE SAVINGS PLAN
                                            ---------------------------------
                                                      Name of Plan






            June 27, 1996                   By  /s/ C. H. Baker
                                            --------------------------------
                                              C. H. Baker, Administrator

                       REPORT OF INDEPENDENT ACCOUNTANTS
                       ---------------------------------


To the Participants and
 Plan Administrator of the
 Wisconsin Electric Power Company
 Represented Employee Savings Plan


In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Wisconsin Electric Power Company Represented Employee Savings Plan (the "Plan") at December 31, 1995 and 1994, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the plan's administrator; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the plan administrator, and evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in
Schedule I and Schedule II is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



/s/ Price Waterhouse LLP
- ------------------------
PRICE WATERHOUSE LLP

Milwaukee, Wisconsin
June 3, 1996



                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    REPRESENTED EMPLOYEE SAVINGS PLAN
                                             STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                                          December 31, 1995
                                                            (Page 1 of 2)
                              -------------------------------------------------------------------------------
                                                                                        Fidelity
                                                 WEC         Fidelity     Fidelity    U.S. Equity
                              Blended Rate      Common        Equity       Growth        Index      Fidelity
                                 Income         Stock         Income       Company     Commingled   Balanced
                                  Fund           Fund          Fund         Fund          Pool        Fund
                              -------------   -----------   -----------  -----------  ----------   ----------
Investments (Note 2):
  Group annuity contracts       $24,158,626   $         0   $         0  $         0  $        0   $        0
  Mutual and pooled funds                 0    70,419,143    12,894,154   10,687,987   6,386,870    2,330,862

Receivables:
  Loans receivable from
   RESP participants                      0             0             0            0           0            0

Cash                              2,296,489       871,782             0            0           0            0
                                -----------   -----------   -----------  -----------  ----------   ----------
      Net assets available
        for benefits            $26,455,115   $71,290,925   $12,894,154  $10,687,987  $6,386,870   $2,330,862
                                ===========   ===========   ===========  ===========  ==========   ==========





                                The accompanying notes are an integral part of the financial statements.











































                                              - 4 -


                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    REPRESENTED EMPLOYEE SAVINGS PLAN
                                             STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                                               (Continued)

                                                    December 31, 1995
                                                      (Page 2 of 2)
                              -------------------------------------------------------------
                                Fidelity
                               Retirement
                               Government    Fidelity
                                 Money       U.S. Bond   Fidelity    Fidelity
                                 Market       Index      Overseas      Loan
                                Portfolio    Portfolio     Fund        Fund        Total
                              ------------   ---------  ----------  ----------  ------------
Investments (Note 2):
  Group annuity contracts       $        0    $      0  $        0  $        0  $ 24,158,626
  Mutual and pooled funds        1,343,051     838,383   2,887,928           0   107,788,378

Receivables:
  Loans receivable from
   RESP participants                     0           0           0   2,878,411     2,878,411

Cash                                     0           0           0           0     3,168,271
                                ----------   ---------  ----------  ----------  ------------
      Net assets available
        for benefits            $1,343,051    $838,383  $2,887,928  $2,878,411  $137,993,686
                                ==========   =========  ==========  ==========  ============





                          The accompanying notes are an integral part of the financial statements.









































                                              - 5 -


                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    REPRESENTED EMPLOYEE SAVINGS PLAN
                                             STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                                          December 31, 1994
                                                            (Page 1 of 2)
                              -------------------------------------------------------------------------------
                                                                                        Fidelity
                                                 WEC         Fidelity     Fidelity    U.S. Equity
                              Blended Rate      Common        Equity       Growth        Index      Fidelity
                                 Income         Stock         Income       Company     Commingled   Balanced
                                  Fund           Fund          Fund         Fund          Pool        Fund
                              -------------   -----------   ----------   ----------   ----------   ----------
Investments (Note 2):
  Group annuity contracts       $22,087,186   $         0   $        0   $        0   $        0   $        0
  Mutual and pooled funds                 0    59,016,986    8,195,567    5,205,920    3,813,841    1,868,325

Receivables:
  Loans receivable from
   RESP participants                      0             0            0            0            0            0

Cash                              1,637,122       567,722            0            0            0            0
                                -----------   -----------   ----------   ----------   ----------   ----------
      Net assets available
        for benefits            $23,724,308   $59,584,708   $8,195,567   $5,205,920   $3,813,841   $1,868,325
                                ===========   ===========   ==========   ==========   ==========   ==========





                                The accompanying notes are an integral part of the financial statements.











































                                              - 6 -


                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    REPRESENTED EMPLOYEE SAVINGS PLAN
                                             STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                                               (Continued)

                                                    December 31, 1994
                                                      (Page 2 of 2)
                              -------------------------------------------------------------
                                Fidelity
                               Retirement
                               Government    Fidelity
                                 Money       U.S. Bond   Fidelity    Fidelity
                                 Market       Index      Overseas      Loan
                                Portfolio    Portfolio     Fund        Fund        Total
                              ------------   ---------  ----------  ----------  -----------
Investments (Note 2):
  Group annuity contracts       $        0    $      0  $        0  $        0  $ 22,087,186
  Mutual and pooled funds        1,646,744     683,867   2,458,163           0    82,889,413

Receivables:
  Loans receivable from
   RESP participants                     0           0           0   2,156,652     2,156,652

Cash                                     0           0           0           0     2,204,844
                                ----------   ---------  ----------  ----------  ------------
      Net assets available
        for benefits            $1,646,744    $683,867  $2,458,163  $2,156,652  $109,338,095
                                ==========   =========  ==========  ==========  ============





                          The accompanying notes are an integral part of the financial statements.









































                                              - 7 -


                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    REPRESENTED EMPLOYEE SAVINGS PLAN
                                        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                        For the Year Ended December 31, 1995
                                                                    (Page 1 of 2)
                               -------------------------------------------------------------------------------------------
                                                                                                  Fidelity
                                                   WEC           Fidelity         Fidelity       U.S. Equity
                               Blended Rate       Common          Equity           Growth           Index        Fidelity
                                  Income          Stock           Income           Company       Commingled      Balanced
                                   Fund           Fund             Fund             Fund            Pool           Fund
                               ------------    -----------     -------------     ----------     ------------    ----------
Sources of net assets:

Investment income:
  Interest and dividends        $ 1,655,655    $ 1,322,946      $   707,286     $   474,979       $        0    $   91,397
  Net realized gain
   on dispositions                        0      1,149,421          129,427         341,072           69,324        37,517
  Unrealized appreciation                 0     11,865,150        1,953,111       1,515,573        1,474,346       160,103

Contributions:
  Employee                        2,118,726      2,407,177        1,214,341       1,314,310          561,866       410,373
  Employer matching                       0      2,812,058                0               0                0             0

Loans repaid (principal
   and interest)                    332,753        344,869          175,623         164,697           81,962        43,106
                                -----------    -----------     ------------     -----------     ------------    ----------
                                  4,107,134     19,901,621        4,179,788       3,810,631        2,187,498       742,496
                                -----------    -----------     ------------     -----------     ------------    ----------

Application of net assets:
  Participant withdrawals        (2,503,778)    (2,227,434)        (543,042)       (218,119)         (91,177)     (177,694)
  Plan transfers out               (243,135)      (142,281)         (54,205)        (38,406)         (13,360)       (2,381)
  Loans issued                     (476,269)      (686,725)        (240,314)       (213,336)        (109,226)      (41,052)
                                -----------    -----------     ------------     -----------     ------------    ----------
                                 (3,223,182)    (3,056,440)        (837,561)       (469,861)        (213,763)     (221,127)
                                -----------    -----------     ------------     -----------     ------------    ----------

Participant reallocations         1,846,855     (5,138,964)       1,356,360       2,141,297          599,294       (58,832)
                                -----------    -----------     ------------     -----------     ------------    ----------

Increase (decrease) in net
  assets during the year          2,730,807     11,706,217        4,698,587       5,482,067        2,573,029       462,537

Net assets available for
  benefits, beginning
  of the year                    23,724,308     59,584,708        8,195,567       5,205,920        3,813,841     1,868,325
                                -----------    -----------     ------------     -----------     ------------    ----------
Net assets available for
  benefits, end of the year     $26,455,115    $71,290,925      $12,894,154     $10,687,987       $6,386,870    $2,330,862
                                ===========    ===========     ============     ===========     ============    ==========





                                The accompanying notes are an integral part of the financial statements.

















                                              - 8 -


                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    REPRESENTED EMPLOYEE SAVINGS PLAN
                                        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                                                              (Continued)

                                                  For the Year Ended December 31, 1995
                                                             (Page 2 of 2)
                              ------------------------------------------------------------------------
                               Fidelity
                              Retirement
                              Government       Fidelity
                                Money          U.S. Bond      Fidelity       Fidelity
                                Market           Index        Overseas         Loan
                               Portfolio       Portfolio        Fund           Fund           Total
                              -----------     -----------    ----------     ----------     -----------
Sources of net assets:

Investment income:
  Interest and dividends       $   74,165        $ 51,261    $   68,977     $  195,397    $  4,642,063
  Net realized gain
   on dispositions                      0          32,901        42,185              0       1,801,847
  Unrealized appreciation               0          33,963       138,518              0      17,140,764

Contributions:
  Employee                        210,810         148,207       525,460              0       8,911,270
  Employer matching                     0               0             0              0       2,812,058

Loans repaid (principal
   and interest)                   25,777          22,977        78,548     (1,270,312)              0
                               ----------     -----------    ----------     ----------     -----------
                                  310,752         289,309       853,688     (1,074,915)     35,308,002
                               ----------     -----------    ----------     ----------     -----------

Application of net assets:
  Participant withdrawals        (130,824)        (49,889)      (65,851)       (78,850)     (6,086,658)
  Plan transfers out              (34,260)           (784)      (14,673)       (22,268)       (565,753)
  Loans issued                    (21,461)        (24,734)      (84,675)     1,897,792               0
                               ----------     -----------    ----------     ----------     -----------

                                 (186,545)        (75,407)     (165,199)     1,796,674      (6,652,411)
                               ----------     -----------    ----------     ----------     -----------

Participant reallocations        (427,900)        (59,386)     (258,724)             0               0
                               ----------     -----------    ----------     ----------     -----------

Increase (decrease) in net
  assets during the year         (303,693)        154,516       429,765        721,759      28,655,591

Net assets available for
  benefits, beginning
  of the year                   1,646,744         683,867     2,458,163      2,156,652     109,338,095
                               ----------     -----------    ----------     ----------     -----------
Net assets available for
  benefits, end of the year    $1,343,051        $838,383    $2,887,928     $2,878,411    $137,993,686
                               ==========     ===========    ==========     ==========     ===========





                              The accompanying notes are an integral part of the financial statements.














                                              - 9 -


                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    REPRESENTED EMPLOYEE SAVINGS PLAN
                                        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                        For the Year Ended December 31, 1994
                                                                    (Page 1 of 2)
                               -------------------------------------------------------------------------------------------
                                                                                                  Fidelity
                                                   WEC           Fidelity         Fidelity       U.S. Equity
                               Blended Rate       Common          Equity           Growth           Index        Fidelity
                                  Income          Stock           Income           Company       Commingled      Balanced
                                   Fund           Fund             Fund             Fund            Pool           Fund
                               ------------    -----------     -------------     ----------     ------------    ----------
Sources of net assets:

Investment income:
  Interest and dividends        $ 1,482,906    $   598,121       $  765,065      $  206,968       $        0    $   52,243
  Net realized gain (loss)
   on dispositions                        0       (211,526)         (41,940)        (25,663)          (5,261)      (12,574)
  Unrealized appreciation
   (depreciation)                         0        102,963         (712,992)       (278,992)          50,635      (126,277)

Contributions:
  Employee                        2,190,550      2,440,799        1,081,474       1,056,025          508,828       373,417
  Employer matching                       0      1,328,517                0               0                0             0
Plan transfers in                    16,054     45,042,604           63,799          67,535            9,467        67,359

Loans repaid (principal
   and interest)                    289,109        254,811          125,056         108,223           61,601        37,773
                                -----------    -----------     ------------      ----------     ------------    ----------
                                  3,978,619     49,556,289        1,280,462       1,134,096          625,270       391,941
                                -----------    -----------     ------------      ----------     ------------    ----------

Application of net assets:
  Participant withdrawals          (990,217)      (695,438)        (325,058)       (111,819)        (132,058)      (36,420)
  Plan transfers out               (144,634)      (204,250)        (101,996)        (78,518)         (55,403)      (16,958)
  Loans issued                     (412,931)      (368,885)        (143,907)        (92,632)         (82,462)      (25,242)
                                -----------    -----------     ------------      ----------     ------------    ----------
                                 (1,547,782)    (1,268,573)        (570,961)       (282,969)        (269,923)      (78,620)
                                -----------    -----------     ------------      ----------     ------------    ----------

Participant reallocations           963,763     (3,010,065)         395,363         316,265         (367,956)      232,897
                                -----------    -----------     ------------      ----------     ------------    ----------

Increase (decrease) in net
  assets during the year          3,394,600     45,277,651        1,104,864       1,167,392          (12,609)      546,218

Net assets available for
  benefits, beginning
  of the year                    20,329,708     14,307,057        7,090,703       4,038,528        3,826,450     1,322,107
                                -----------    -----------     ------------      ----------     ------------    ----------
Net assets available for
  benefits, end of the year     $23,724,308    $59,584,708       $8,195,567      $5,205,920       $3,813,841    $1,868,325
                                ===========    ===========     ============      ==========     ============    ==========





                                The accompanying notes are an integral part of the financial statements.















                                             - 10 -


                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                    REPRESENTED EMPLOYEE SAVINGS PLAN
                                        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                                                              (Continued)

                                                  For the Year Ended December 31, 1994
                                                             (Page 2 of 2)
                              ------------------------------------------------------------------------
                               Fidelity
                              Retirement
                              Government       Fidelity
                                Money          U.S. Bond      Fidelity       Fidelity
                                Market           Index        Overseas         Loan
                               Portfolio       Portfolio        Fund           Fund           Total
                              -----------     -----------    ----------     ----------     -----------
Sources of net assets:

Investment income:
  Interest and dividends       $   48,718        $ 46,269    $   40,187     $  123,776    $  3,364,253
  Net realized gain (loss)
   on dispositions                      0         (10,379)       21,605              0        (285,738)
  Unrealized appreciation
   (depreciation)                       0         (50,225)      (88,030)             0      (1,102,918)

Contributions:
  Employee                        208,157         136,124       414,069              0       8,409,443
  Employer matching                     0               0             0              0       1,328,517
Plan transfers in                  30,901          31,036        54,273              0      45,383,028

Loans repaid (principal
   and interest)                   24,730          11,174        54,266       (966,743)              0
                               ----------     -----------    ----------     ----------     -----------
                                  312,506         163,999       496,370       (842,967)     57,096,585
                               ----------     -----------    ----------     ----------     -----------

Application of net assets:
  Participant withdrawals         (35,284)           (947)      (35,816)       (66,384)     (2,429,441)
  Plan transfers out               (4,249)         (2,647)       (6,883)        (7,336)       (622,874)
  Loans issued                    (30,662)         (8,772)      (79,837)     1,245,330               0
                               ----------     -----------    ----------     ----------     -----------

                                  (70,195)        (12,366)     (122,536)     1,171,610      (3,052,315)
                               ----------     -----------    ----------     ----------     -----------

Participant reallocations         637,530        (151,012)      983,215              0               0
                               ----------     -----------    ----------     ----------     -----------

Increase (decrease) in net
  assets during the year          879,841             621     1,357,049        328,643      54,044,270

Net assets available for
  benefits, beginning
  of the year                     766,903         683,246     1,101,114      1,828,009      55,293,825
                               ----------     -----------    ----------     ----------     -----------
Net assets available for
  benefits, end of the year    $1,646,744        $683,867    $2,458,163     $2,156,652    $109,338,095
                               ==========     ===========    ==========     ==========     ===========





                              The accompanying notes are an integral part of the financial statements.












                                             - 11 -

                           WISCONSIN ELECTRIC POWER COMPANY
                           REPRESENTED EMPLOYEE SAVINGS PLAN

                             NOTES TO FINANCIAL STATEMENTS



NOTE 1 - DESCRIPTION OF THE PLAN
- --------------------------------

Effective January 1, 1985, Wisconsin Electric Power Company ("WE" or "Company") and Wisconsin Natural Gas Company ("WN") initiated the Represented Employee Savings Plan ("RESP" or "Plan"). Effective January 1, 1996, WN was merged into WE. Under the Plan, eligible employees were allowed to save up to 15% of their base wages during 1995, up to a maximum of $9,240, through regular pre-tax payroll deductions. Effective January 1, 1996, eligible employees will be allowed to save up to 20% of their base wages, up to the maximum. These savings contributions are placed directly into the individuals' RESP accounts as investments rather than being paid in the form of wages. Savings contributions to the RESP are made on a tax-deferred basis. Investment earnings on savings are not taxed while such amounts accumulate in the Plan. The Plan offers participants the flexibility of changing savings percentage rates bi-weekly and allocations of savings between investment funds daily, and the option to suspend savings at any time. Also effective
January 1, 1996, a post-tax contribution option will be offered.

Effective January 1, 1994, the Company began matching employee contributions at 25% of contributions up to 6% of base wages, except as noted below. The maximum Company matching contribution was 1.5% of each participant's qualified compensation. The Company's contribution is placed directly into the Wisconsin Energy Corporation ("WEC") Common Stock Fund. Participants are immediately vested in the Company's contributions.

Also effective January 1, 1994, represented employees of Wisconsin Natural Gas Company who were formerly employees of Wisconsin Southern Gas Company, Inc. ("Wisconsin Southern"), became immediately eligible to participate in the RESP as a result of a merger of the two companies. Under a previous labor agreement, Company matching contributions for said employees were limited to 25% of the first 4% of base wages. Eligible pay for said employees on which contributions are determined includes overtime pay.

Effective January 1, 1995, the Company began matching employee contributions, including the former employees of Wisconsin Southern, at 50% of contributions up to 6% of base wages. The maximum Company matching contribution is 3% of each participant's qualified compensation. The Company's contribution is placed directly into the WEC Common Stock Fund. Participants are immediately vested in the Company contributions.

Fidelity Investments is the investment provider, recordkeeper and trustee for the Plan.

Following is a description of certain other key aspects of the Plan:

Participation - Company represented employees (those represented by collective
- -------------   bargaining agreements) that had completed one year of service were eligible to participate in the RESP. A year of service represents a twelve-month period during which an employee has completed 1,000 hours of service.

Investment Alternatives - Participant contributions may be made to one or more
- -----------------------   of the following investment funds:

   - Blended Rate Income Fund - In order to provide a blended rate of return with a low risk to principal, this fund invests in a series of investment contracts from insurance companies or financial institutions.

   - WEC Common Stock Fund - This fund invests in Wisconsin Energy Corporation common stock.

   - Fidelity Equity Income Fund - This fund invests in securities with above-average yields and with some potential for future investment growth.

   - Fidelity Growth Company Fund - This fund invests primarily in common stocks and securities convertible into common stocks seeking long-term capital appreciation.

   - Fidelity U.S. Equity Index Commingled Pool - This fund seeks to provide results corresponding to the total return performance of a broad number of common stocks publicly traded in the United States, by approximating the composition and total return of the Standard & Poor's 500-stock index.

   - Fidelity Balanced Fund - This fund invests primarily in investment-grade or higher bonds, and other high-yielding securities, including foreign and domestic stocks. The fund seeks as much income as possible while preserving capital.

   - Fidelity Retirement Government Money Market Portfolio - This fund invests in obligations issued or guaranteed as to principal and interest by the U.S. government, its agencies and instrumentalities. The fund seeks a high level of current income while preserving the principal of its investors.

   - Fidelity U.S. Bond Index Portfolio - This fund seeks to balance its investments in U.S. government, corporate, mortgage and income securities in the same proportion as their representation in the Lehman Brothers Aggregate Bond Index, a U.S. investment-grade, fixed-income index comprising approximately 6,500 securities.

   - Fidelity Overseas Fund - This fund invests primarily in foreign securities. The fund seeks long-term capital appreciation.








                                    - 13 -
PAGE> 14


The value of participant investments in the Blended Rate Income Fund grows through interest earnings at negotiated interest rates, while investment growth in mutual funds and the WEC Common Stock Fund results from dividends plus a net increase (decrease) in the market value of securities in the fund.

Participant Withdrawals and Terminations - The full value of a participant's
- ----------------------------------------   RESP account is distributed through
a lump-sum cash payment to the employee or his beneficiary upon retirement, termination of employment or death, for account balances less than $3,500. Distributions of participant account balances greater than $3,500 are based on participant elections in accordance with the Plan provisions.

As the Plan is primarily designed to meet long-term financial needs, employees may permanently withdraw amounts from their accounts only under the terms of the Plan's financial hardship withdrawal guidelines.

Amounts paid from RESP accounts are subject to federal income tax upon distribution.

Loans - Loans may be requested by Plan participants in amounts up to 50% of
- -----   their Plan accounts.  Loans are repayable monthly over periods not to exceed 5 years. The interest rate charged on participant loans is fixed at the beginning of each loan at prime rate at Firstar Bank plus 1%.

Duration of the Plan - The Company expects to continue the Plan indefinitely.
- --------------------   The Company reserves the right to terminate, modify,
alter or amend the Plan or any trust agreement thereunder including any amendment deemed necessary to qualify or to ensure the continued qualification of the Plan under applicable Federal and State laws.

Federal Income Tax Status - The Internal Revenue Service has issued a
- -------------------------   favorable determination letter as to the tax
exempt status of both the Plan and the trust under the Internal Revenue Code and accordingly, the Plan and trust are exempt from federal income taxes.

Administration - The RESP is administered by the Chief Financial Officer
- --------------   and Vice President of Finance of WE, who is the Plan
Administrator.


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES
- ----------------------------------------

Accounting Method - The Plan's financial statements are prepared on the
- -----------------   accrual basis of accounting.

Investment Valuation - Investments, except guaranteed investment contracts,
- --------------------   are stated at market value based on the quoted asset
values on the last business day of the Plan year. Under the provisions of SOP 94-4, "Reporting of Investment Contracts Held by Health and Welfare Benefit Plans and Defined-Contribution Pension Plans", guaranteed investment contracts are stated at contract value. Interest earned is immediately reinvested in the contracts.

Income Recognition - Assets are recorded at market value and the Statement
- ------------------   of Changes in Net Assets Available for Benefits includes
recognition of net unrealized appreciation or depreciation for the year on assets held at year-end. Net unrealized appreciation or depreciation of investments fluctuates based upon the market price of investments held.

Realized gains and losses are calculated in accordance with the Department of Labor regulations. Under these regulations, realized gains and losses are calculated as sale proceeds less the carrying value of the investment at the beginning of the year or acquisition cost if acquired during the year. The carrying value of the investment is calculated at each year-end, whereby the original cost of the investment is adjusted to market value.

Interest and dividends are recorded as earned.

Expenses of the Plan - A trustee is utilized in conjunction with the
- --------------------   operations of the RESP and all related administrative
expenses of the Plan are paid by the Company.


NOTE 3 - BENEFIT OBLIGATIONS PAYABLE
- ------------------------------------

Amounts payable to terminated employees at December 31, 1995 and 1994 were not significant.


NOTE 4 - PLAN TRANSFERS
- -----------------------

On September 21, 1994, the Wisconsin Energy Corporation Tax Reduction Stock Ownership Plan ("TRASOP") was effectively terminated. Participants were allowed a number of options with respect to their account balances, including the rollover of eligible common stock to the RESP. Included within Plan transfers in on the Statement of Changes in Net Assets Available for Benefits for the year ended December 31, 1994 is $44,973,783 related to the TRASOP rollovers. Plan transfers in for the year ended December 31, 1994 also include $398,681 from a merged Wisconsin Southern savings plan and $10,564 in miscellaneous receipts. Wisconsin Southern was merged into WN effective January 1, 1994.

Plan transfers out for the years ended December 31, 1995 and 1994 were comprised entirely of transfers to the Wisconsin Electric Power Company Management Employee Savings Plan.


                                WISCONSIN ELECTRIC POWER COMPANY
                                --------------------------------
                                REPRESENTED EMPLOYEE SAVINGS PLAN
                                ---------------------------------
                      I. ITEM 27a - Schedule of Assets Held for Investment
                      ----------------------------------------------------
                                     As of December 31, 1995
                                     -----------------------


 (a)                        (b)                                            (c)                         (d)               (e)
                                                           Description of investment including
                Identity of issue, borrower,                 maturity date, rate of interest,
                  lessor, or similar party                  collateral, par or maturity value          Cost         Current Value
- ------  ----------------------------------------------    -------------------------------------    -------------    -------------
        Blended Rate Income Fund:

          American International Life Assurance Company   Guaranteed investment contract, 6.42%
                                                           due September 30, 2000                    $ 1,343,034     $ 1,343,034
          Allstate Life Insurance Company                 Guaranteed investment contract, 6.31%
                                                           due December 31, 1998                       1,135,662       1,135,662
          Combined Insurance Company of America           Guaranteed investment contract, 6.10%
                                                           due June 30, 1998                           1,134,187       1,134,187
          Deutsche Bank Financial Products Corporation    Synthetic investment contract, 5.83%
          (WEP 3)                                          due August 15, 1996                           917,458         917,458
          Deutsche Bank Financial Products Corporation    Synthetic investment contract, 5.82%
          (WEP 1)                                          due November 2, 1996                          887,318         887,318
          Deutsche Bank Financial Products Corporation    Synthetic investment contract, 5.79%
          (WEP 2)                                          due August 30, 1996                           919,877         919,877
          John Hancock Mutual Life Insurance Company      Guaranteed investment contract, 6.25%
          (7928)                                           due June 30, 1999                           1,134,968       1,134,968
          Lincoln National Life Insurance Company         Guaranteed investment contract, 8.01%
                                                           due June 30, 1998                           1,374,634       1,374,634
          New York Life Insurance Company                 Guaranteed investment contract, 8.00%
                                                           due March 31, 1999                          2,371,097       2,371,097
          Pacific Mutual Life Insurance Company           Guaranteed investment contract, 5.07%
                                                           due September 30, 1997                      1,453,407       1,453,407
          Peoples Security Life Insurance Company         Guaranteed investment contract, 7.02%
          (BDA00427FR)                                     due July 1, 1999                            1,213,346       1,213,346
          Peoples Security Life Insurance Company         Synthetic investment contract, 8.06%
          (BDA00119TR)                                     due December 15, 1999                       2,180,424       2,180,424
          Peoples Security Life Insurance Company         Synthetic investment contract, 5.98%
          (BDA00119TR5)                                    due December 15, 1998                         867,935         867,935
          Protective Life Insurance Company               Guaranteed investment contract, 7.80%
                                                           due January 1, 1997                         1,183,218       1,183,218
          Provident Life and Accident Company             Guaranteed investment contract, 7.04%
          (627-05137-01B)                                  due January 1, 1998                           458,684         458,684
          Provident Life and Accident Company             Guaranteed investment contract, 7.04%
          (627-05137-01A)                                  due January 1, 1998                           910,009         910,009
          The Prudential Insurance Company                Guaranteed investment contract, 5.94%
                                                           due April 1, 1998                           1,360,355       1,360,355
          SunLife of Canada                               Guaranteed investment contract, 6.60%
                                                           due March 31, 1999                          2,127,465       2,127,465
          SunAmerica Life Insurance Company               Guaranteed investment contract, 8.00%
                                                           due July 1, 1997                            1,185,548       1,185,548
                                                                                                     -----------     -----------
                                                                                                     $24,158,626     $24,158,626
                                                                                                     ===========     ===========

*         WEC Common Stock Fund                           Mutual/pooled fund                         $37,752,176     $71,290,925

          Fidelity Equity Income Fund                     Mutual/pooled fund                         $10,738,660     $12,894,154

          Fidelity Growth Company Fund                    Mutual/pooled fund                         $ 9,241,431     $10,687,987

          Fidelity U.S. Equity Index Commingled Pool      Mutual/pooled fund                         $ 4,516,911     $ 6,386,870

          Fidelity Balanced Fund                          Mutual/pooled fund                         $ 2,244,170     $ 2,330,862

          Fidelity Retirement Government Money Market
            Portfolio                                     Mutual/pooled fund                         $ 1,343,051     $ 1,343,051

          Fidelity U.S. Bond Index Portfolio              Mutual/pooled fund                         $   813,184     $   838,383

          Fidelity Overseas Fund                          Mutual/pooled fund                         $ 2,722,105     $ 2,887,928

* Party in interest to the plan.
                                             - 16 -

                                WISCONSIN ELECTRIC POWER COMPANY
                                ---------------------------------
                                REPRESENTED EMPLOYEE SAVINGS PLAN
                                ---------------------------------
                       II. Item 27d - Schedule of Reportable Transactions
                       --------------------------------------------------
                              For the Year Ended December 31, 1995
                              ------------------------------------

                                                                                  (f)                      (h)
                                                                                Expense                Current value
       (a)                  (b)                  (c)         (d)       (e)     incurred       (g)       of asset on       (i)
Identity of party        Description           Purchase    Selling    Lease      with       Cost of     transaction    Net gain
    involved              of Asset              Price       Price     rental  transaction    Asset          date       or (loss)
- -----------------  ------------------------   ----------  ----------  ------  -----------  ----------  -------------   ---------
Wisconsin Energy   Blended Rate Income Fund
 Corporation
     209 purchases                            $11,082,274                                                 $11,082,274
     164 sales                                            $8,351,467   N/A       None      $8,351,467       8,351,467           $0

Wisconsin Energy   WEC Common Stock Fund
 Corporation
     227 purchases                             9,292,514                                                    9,292,514
     196 sales                                            11,923,695   N/A       None       8,263,090      11,923,695    3,660,605





















































                                             - 17 -

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-34656 and 33-62159) of Wisconsin Energy Corporation of our report dated June 3, 1996 appearing in this Exhibit (99)-2 filed with Amendment No. 1 (on Form 10-K/A) to the Wisconsin Energy Corporation December 31, 1995 Form 10-K.




/s/ Price Waterhouse LLP
- ---------------------------
PRICE WATERHOUSE LLP

Milwaukee, Wisconsin
June 26, 1996





































                                    - 18 -